Exhibit 4.1(g)

          AMENDMENT NO. 2 TO SECURED CONVERTIBLE MINIMUM BORROWING NOTE
                                       OF
                        GLOBAL PAYMENT TECHNOLOGIES, INC.

                                 August 9, 2004

         Reference is made to that certain Secured Convertible Minimum Borrowing Note dated as of March 15, 2004, as amended on April 29, 2004, made by GLOBAL PAYMENT TECHNOLOGIES,INC., a Delaware corporation (the "Borrower") in favor LAURUS MASTER FUND, LTD., c/o Ogier Corporate Services Ltd., P.O. Box 1234 G.T., Queensgate House, South Church Street, Grand Cayman, Cayman Islands (the "Laurus"") in the original principal amount of Seven Hundred Fifty Thousand Dollars ($750,000 ) (the "MB Note"). Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the MB Note.

           WHEREAS, each of the Borrower and Laurus desires to make certain changes to the MB Note to address the comments made by the Securities and Exchange Commission in order to permit the Borrower's Registration Statement on Form S-3 (333-114529) to be declared effective.

         NOW, THEREFORE, in consideration of the above, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 2.3 of the MB Note is hereby deleted in its entirety and replaced with the following:

                  "2.3 Payments in Cash or Common Stock. Subject to Section 2.4 hereof, if the average closing price of the Common Stock on the Principal Market is greater than 110% of the Fixed Conversion Price for a period of at least five (5) consecutive trading days prior to the Automatic Conversion Date (as defined below), then the outstanding principal amount of this Note and any accrued but unpaid interest hereon will be converted at the Fixed Conversion Price into shares of Common Stock as of the fifth such trading day (the "Automatic Conversion Date") (subject to compliance with Section 2.4 and 3.2). Notwithstanding the foregoing, the Borrower's right to issue shares of Common Stock in payment of obligations under this Note shall be subject to the limitation that the number of shares of Common Stock issued in connection with any Call Notice shall not exceed twenty five percent (25%) of the aggregate dollar trading volume of the Common Stock for the ten (10) trading days immediately preceding the Automatic Conversion Date (as such volume is reported by Bloomberg, L.P.).

2. Section 2.4 of the MB Note is hereby deleted in its entirety and replaced with the following:

                  "2.4 No Effective Registration. Notwithstanding anything to the contrary herein, none of the Borrower's obligations to the Holder may be converted into Common Stock unless (i) an effective current Registration Statement covering the shares of Common Stock to be issued in connection with satisfaction of such obligations exists, or (ii) no Event of Default hereunder exists and is continuing, unless such Event of Default is cured within any applicable cure period or is otherwise waived in writing by the Holder in whole or in part at the Holder's option."

3. Section 3.1 of the MB Note is hereby deleted in its entirety and replaced with the following:

                  "3.1 Optional Conversion. Subject to the terms of this Article III, the Holder shall have the right, but not the obligation, at any time until the Maturity Date, or thereafter during an Event of Default (as defined in Article V), and, subject to the limitations set forth in
         Section 3.2 hereof, to convert all or any portion of the outstanding Principal Amount due and payable into fully paid and nonassessable shares of the Common Stock at the Fixed Conversion Price. The shares of Common Stock to be issued upon such conversion are herein referred to as the "Conversion Shares"."

4. Section 3.3 of the MB Note is hereby deleted in its entirety and replaced with the following:

                  "Section 3.3 Mechanics of Holder's Conversion. In the event that the Holder elects to convert this Note into Common Stock, the Holder shall give notice of such election by delivering an executed and completed notice of conversion ("Notice of Conversion") to the Borrower and such Notice of Conversion shall indicate the Principal Amount being converted. On each Conversion Date (as hereinafter defined) and in accordance with its Notice of Conversion, the Holder shall make the appropriate reduction to the Principal Amount as entered in its records and shall provide written notice thereof to the Borrower within two (2) business days after the Conversion Date. Each date on which a Notice of Conversion is delivered or telecopied to the Borrower in accordance with the provisions hereof shall be deemed a Conversion Date (the "Conversion Date"). A form of Notice of Conversion to be employed by the Holder is annexed hereto as Exhibit A. Pursuant to the terms of the Notice of Conversion, the Borrower will issue instructions to the transfer agent accompanied by an opinion of counsel within one (1) business day of the date of the delivery to Borrower of the Notice of Conversion and shall cause the transfer agent to transmit the certificates representing the Conversion Shares to the Holder upon resale of such Conversion Shares by the Holder by crediting the account of the Holder's designated broker with the Depository Trust Corporation ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days (plus any available extensions) after receipt by the Borrower of the Notice of Conversion (the "Delivery Date"). In the case of the exercise of the conversion rights set forth herein the conversion privilege shall be deemed to have been exercised and the Conversion Shares issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Borrower of the Notice of Conversion. The Holder shall be treated for all purposes as the record holder of such Common Stock, unless the Holder provides the Borrower written instructions to the contrary."

5. The Notice of Conversion appended to the MB Note is hereby deleted in its entirety and replaced by the Notice of Conversion appended hereto.

6.   The foregoing amendment shall be effective as of the date hereof.

7.   Except  for  amendment  number 1, there are no other  amendments  to the MB
     Note.

8. The Borrower hereby represents and warrants to Laurus that as of the date hereof all representations, warranties and covenants made by Borrower in connection with the MB Note are true correct and complete and all of Borrower's covenants requirements have been met. As of the date hereof, no Event of Default under any Related Agreements (as defined in the Securities Purchase Agreement) has occurred or is continuing.

         IN WITNESS WHEREOF, each of the Borrower and Laurus has caused this Amendment No. 2 to Secured Convertible Minimum Borrowing Note to be signed in its name this 9th day of August, 2004.


                                     GLOBAL PAYMENT TECHNOLOGIES, INC.



                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:



                                     LAURUS MASTER FUND, LTD.


                                  By:
                                     ------------------------------------
                                     Name:
                                     Title:

                             NOTICE OF CONVERSION



(To be executed by the Holder in order to convert the Note)



     The undersigned hereby elects to convert $_________ of the principal due on the Secured Minimum Borrowing Note issued by GLOBAL PAYMENT TECHNOLOGIES, INC. on March __, 2004 into Shares of Common Stock of GLOBAL PAYMENT TECHNOLOGIES, INC. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:
                     -----------------------------------------------------------

Conversion Price:
                     -----------------------------------------------------------
Shares To Be Delivered:
                     -----------------------------------------------------------
Signature:
                     -----------------------------------------------------------
Print Name:
                     -----------------------------------------------------------
Address:
                     -----------------------------------------------------------

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                     -----------------------------------------------------------
Holder
DWAC instructions
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